EXHIBIT (a)(1)(7)

Form W-8BEN (Rev. December 2000) Department of the Treasury Internal Revenue Service	Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding » Section references are to the Internal Revenue Code.	OMB No. 1545-1621
» See separate instructions. » Give this form to the withholding agent or payer. Do not send to the IRS.

Do not use this form for:		Instead, use Form:
•	A U.S. citizen or other U.S. person, including a resident alien individual	W-9
•	A person claiming an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States	W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
•	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding
•	A person acting as an intermediary	W-8IMY
Note: See instructions for additional exceptions

Part I     Identification of Beneficial Owner (See instructions.)

1.	Name of individual or organization that is the beneficial owner 2. Country of incorporation or organization

3.	Type of beneficial owner:

☐ Grantor trust ☐ Central bank of issue	☐ Individual ☐ Complex trust ☐ Tax-exempt organization	☐ Corporation ☐ Estate ☐ Private foundation	☐ Disregarded entity ☐ Government	☐ Partnership ☐ International organization	☐ Simple trust

4.	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

City or town, state or province. Include postal code where appropriate	Country (do not abbreviate)

5.	Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate	Country (do not abbreviate)

6.	U.S. taxpayer identification number, if required (see instructions)

☐     SSN or ITIN  ☐     EIN

7.	Foreign tax identifying number, if any (optional)

8.	Reference number(s) (see instructions)

Part II     Claim of Tax Treaty Benefits (if applicable)

 9. I certify that (check all that apply):

a ☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

b ☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c ☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d ☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e ☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10.	Special rates and conditions (if applicable — see instructions): The beneficial owner is claiming the provisions of Article of the treaty identified on line 9a above to claim a % rate of withholding on (specify type of income):

___________________________________.

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III     Notional Principal Contracts

11. ☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV     Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

•	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

•	The beneficial owner is not a U.S. person,

•	The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and

•	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here »
	Signature of beneficial owner (or individual authorized to sign for	Date (MM-DD-YYYY)	Capacity in which acting
beneficial owner)

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 12-2000)